SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                            NBOG BANCORPORATION, INC.
                  --------------------------------------------
             (Exact name of registrant as specified in its charter)


              Georgia                                        58-2554464
              ---------                                    ---------------
(State of incorporation or organization)                  (I.R.S. employer
                                                         identification  no.)

     807  Dorsey  Street
     Gainesville,  Georgia  30501
     Phone:  (770)  297-8060                                   30501
     -----------------------                              ---------------
  (Address  of principal executive offices)                  (zip code)


     If this form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1) please check the following box. [ ]

     If this form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2) please check the following box. [ ]

SECURITIES  TO  BE  REGISTERED  PURSUANT  TO  SECTION  12(B)  OF  THE  ACT:

                                      None.

SECURITIES  TO  BE  REGISTERED  PURSUANT  TO  SECTION  12(G)  OF  THE  ACT:

     TITLE  OF EACH CLASS                         NAME OF EACH EXCHANGE ON WHICH
     TO  BE SO REGISTERED                         EACH CLASS IS TO BE REGISTERED
     --------------------                         ------------------------------

     Common Stock, no par value                   N/A

--------------------------------------------------------------------------------

     This Registration Statement contains a total of 3 pages. Certain exhibits are incorporated in this Registration Statement by reference to the Registrant's Registration Statement on Form SB-2, as amended (Registration No. 333-47280).

Item  1.  DESCRIPTION  OF  REGISTRANT'S  SECURITIES  TO  BE  REGISTERED

     The Registrant incorporates by reference herein the description of the Registrant's Common Stock, no par value per share, appearing under the caption "Description of Capital Stock of the Bancorporation," in the Prospectus contained in the Registrant's Registration Statement on Form SB-2, as amended (Registration No. 333-47280). The Company's Articles of Incorporation, Bylaws, Certificate of Merger and specimen stock certificate are filed as Exhibits 3(I), 3(II), 3(III) and 4(II), respectively, to the aforesaid Registration Statement.

Item  2.  EXHIBITS

     The  following  exhibits  are filed as part of this Registration Statement.

     2(a)     Articles of Incorporation.(1)

     2(b)     Bylaws.(2)

     2(c)     Certificate of Merger.(3)

     2(d)     Specimen Stock Certificate  for the Registrant's Common Stock.(4)

-------------------------------
1 Incorporated herein by reference to Exhibit 3(I) of the Registrant's Registration Statement on Form SB-2, No. 333-47280.

2 Incorporated herein by reference to Exhibit 3(II) of the Registrant's Registration Statement on Form SB-2, No. 333-47280.

3 Incorporated herein by reference to Exhibit 3(III) of the Registrant's Registration Statement on Form SB-2, No. 333-47280.

4 Incorporated herein by reference to Exhibit 4(II) of the Registrant's Registration Statement on Form SB-2, No. 333-47280.

                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.




                                       NBOG  BANCORPORATION,  INC.



Dated:  April  24,  2003                 By:   /s/  Gary  H.  Anderson
                                            -------------------------
                                            Gary  H.  Anderson
                                            President